EXHIBIT 31.2

CERTIFICATION

I, William T. Hanelly, certify that:

1. I have reviewed this annual report on Form 10-K/A of C-COR Incorporated;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Intentionally omitted;

4. Intentionally omitted;

5. Intentionally omitted.

/s/ WILLIAM T. HANELLY
William T. Hanelly
Chief Financial Officer

Date: October 11, 2007